EXHIBIT 99.1

Just Energy Reports Full Year and Fiscal Fourth Quarter 2022 Results

TORONTO, Aug. 05, 2022 (GLOBE NEWSWIRE) -- Just Energy Group Inc. (“Just Energy” or the “Company”) (NEX:JE.H; OTC:JENGQ), a retail energy provider specializing in electricity and natural gas commodities and bringing energy efficient solutions, carbon offsets and renewable energy options to customers, today announced its full year and fourth quarter for fiscal year 2022.

Recent Developments

On August 4, 2022, the Company entered into a stalking horse transaction agreement with, among others, lenders under the Company’s debtor-in-possession financing facility (collectively, the “Stalking Horse Purchaser”) and a support agreement in connection with a proposed sale and investment solicitation process (“SISP”) that is intended to facilitate its exit from the Company’s ongoing insolvency proceedings as a going concern. Under the SISP, interested parties are invited to participate in accordance with the approved SISP procedures. If one or more qualified bids (other than the transaction contemplated by the stalking horse transaction) are received by September 29, 2022, then Just Energy intends to proceed with an auction to determine the successful bid(s), subject to the terms of the approved SISP procedures. If the Stalking Horse Purchaser is determined to be the successful bidder at the conclusion of the SISP and is subsequently approved by the Ontario Superior Court of Justice (Commercial List), the Stalking Horse Purchaser will become the sole shareholder of Just Energy (U.S.) Corp., which will be the new parent company of all of the Just Energy entities subject to the proceedings under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”), including the Company (the “Just Energy Entities”), and the Just Energy Entities will continue their business and operations as a going concern. Under the Stalking Horse Transaction, no amounts will be available for distribution to general unsecured creditors and all currently outstanding shares will be cancelled or redeemed for no consideration. The Company owes $125.0 million under its DIP facility and has $845.9 million of total liabilities subject to compromise. For more details on the SISP, please visit: https://investors.justenergy.com or the website of FTI Consulting Canada Inc., the monitor for the Just Energy entities under the CCAA proceedings, at http://cfcanada.fticonsulting.com/justenergy.

“Although our fiscal year 2022 financial results were impacted by the highly competitive retail landscape and extraordinarily high commodity prices, the Company delivered annual net positive Mass Markets RCE additions for the first time since fiscal 2018, continuing to validate our strategic investment in digital marketing and face-to-face channels, and further strengthened by our higher Mass Markets renewal rates,” said Scott Gahn, Just Energy’s President and Chief Executive Officer.

“Our operational performance during the year demonstrates our continued commitment to our customers, employees, partners, and our pursuit of growth in key markets,” added Mr. Gahn.

Full Year FY 2022 Highlights

The Company’s full fiscal year 2022 and fourth quarter 2022 results and prior comparable periods are expressed in US dollars. As of March 31, 2022, the Company is considered a domestic filer instead of a foreign private issuer as defined by the Securities Exchange Commission, and now is required to prepare its consolidated financial statements in accordance with U.S. GAAP.

  Base EBITDA decreased by 47% to $73.7 million for the year ended March 31, 2022, driven by lower Base Gross Margin and investment in digital and sales agent costs, partially offset by lower commission expenses.
  Base Gross Margin decreased by 17% to $339.6 million for the year ended March 31, 2022, primarily driven by an unfavorable impact from higher commodity costs.
  Mass Markets RCE Net Adds in fiscal year 2022 was a gain of 54,000 compared to a loss of 176,000 in the prior fiscal year, driven by the increase in customer additions and lower attrition and Failed to renew.
  The Company ended the year with $125.7 million of total liquidity, comprised of cash and cash equivalents.
  Income from continuing operations was $678.5 million, compared to a loss from continuing operations of $340.8 million during the prior year, primarily driven by an increase in unrealized mark to market gains on derivative instruments associated with supply contracts, realized gains on investment and costs reimbursement related to the February 2021 winter storm under Texas House Bill 4492 (“HB 4492”), partially offset by the impacts of Winter Storm URI in the fourth quarter of 2021 and reorganization costs related to the proceedings under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA Proceedings”) and similar proceedings in the United States. Unrealized mark to market gains and losses on derivative financial instruments relate to the supply the Company has purchased to deliver in the future to existing customers at fixed contractual prices1.

Full Year Financial Highlights:
For the years ended March 31
$ in thousands, except customer data	Fiscal 2022	Fiscal 2021	Change
Revenue	$2,154,608	$2,074,828	4%
Base Gross Margin[1]	$339,630	$406,941	-17%
Base EBITDA[1]	$73,682	$139,647	-47%
Unlevered free cash flow[1]	($10,739)	$45,630	-124%
Cash and cash equivalents	$128,491	$172,666	-26%
RCE Mass Markets count	1,201,000	1,147,000	5%
RCE Mass Markets net adds for the year	54,000	(176,000)	NMF[2]
RCE commercial count	1,554,000	1,789,000	-13%

[1] See “Non-U.S. GAAP financial measures” in the MD&A
[2] Not a meaningful figure

Fourth Quarter FY 2022 Performance

  Revenue of $582.7 million increased by 7% from the prior comparable quarter, primarily driven by an increase in the Texas Mass Market customer base and higher Commercial revenue in Canada.
  Base EBITDA of $12.9 million decreased by 70% from the prior comparable quarter, primarily driven by lower Base Gross Margin and higher administrative expenses, investment in digital marketing and sales agent costs, and provision for expected credit loss.
  Base Gross Margin of $81.3 million decreased by 22% from the prior comparable quarter, primarily driven by unfavorable impact from higher supply cost.
  Mass Markets RCE Net Adds for the quarter was a gain of 27,000 compared to a decrease of 40,000 for the prior comparable quarter, driven by the increase in customer adds.

Fiscal Fourth Quarter Financial Highlights:
For the three months ended March 31
$ in thousands, except customer data	Fiscal 2022	Fiscal 2021	Change
Revenue	$582,680	$543,975	7%
Base gross margin[1]	$81,248	$103,573	-22%
Base EBITDA[1]	$12,913	$43,390	-70%
Total net Mass Markets (RCE) additions	27,000	(40,000)	NMF[2]

[1] See “Non-U.S. GAAP financial measures” in the MD&A.
[2] Not a meaningful figure

Fiscal Fourth Quarter Expense Detail:
For the three months ended March 31
($ thousands)	Fiscal 2022	Fiscal 2021	Change
Administrative expenses	$27,651	$24,255	14%
Selling commission expenses	$19,437	$22,333	-13%
Selling non-commission and marketing expense	$13,459	$11,125	21%
Provision for expected credit loss	$8,188	$5,753	42%

  Administrative expenses: The increase was primarily driven by lower incentive compensation accruals in prior year and certain billing costs that were reported under Base Gross Margin in the previous year.
  Selling commission expenses: The decrease was primarily due to lower direct in-person and commercial sales in prior periods.
  Selling non-commission and marketing expenses: The increase was driven by investment in digital marketing and sales agent costs to drive customer additions and retention.
  Provision for expected credit loss: The increase was driven from the higher revenues in Texas Mass Markets from an increase in the customer base and release of credit reserves in the prior year for Mass Markets, partially offset by the release of credit reserves for Commercial in the current period.

Mass Markets Segment Performance

Operating Highlights:
For the three months ended March 31
	Fiscal 2022	Fiscal 2021	Change
Mass Markets gross margin on added/renewed	$250/RCE	$261/RCE	-4%
Embedded Gross Margin[1] ($ millions)	$845.9	$816.1	4%
Total gross Mass Markets (RCE) additions	89,000	66,000	35%
Attrition (trailing 12 months)	18%	15%	20%
Renewals (trailing 12 months)	79%	75%	5%

[1] See “Non–U.S. GAAP financial measures” in the MD&A
  Average Mass Markets gross margin per RCE added or renewed: The decrease was due to higher supply costs and competitive pricing to support customer growth and retention.
  Mass Markets Embedded Gross Margin: The increase was primarily driven by growth in the Texas Mass Markets customer base.
  Mass Markets gross RCE additions: The increase was driven by investment in digital marketing, as well as continued improvement in direct face-to-face sales channels.

Mass Markets RCE Summary:

	4/1/2021	Additions	Attrition	Failed to renew	3/31/2022	Change

Gas	261,000	33,000	(44,000)	(16,000)	234,000	-10%
Electricity	886,000	314,000	(158,000)	(75,000)	967,000	9%
Total Mass Markets RCEs	1,147,000	347,000	(202,000)	(91,000)	1,201,000	5%

Commercial Segment Performance

Operating Highlights:
For the three months ended March 31
	Fiscal 2022	Fiscal 2021	Change
Commercial gross margin on added/renewed	$81/RCE	$62/RCE	31%
Embedded Gross Margin[1] ($ millions)	$253.3	$291.2	-13%
Attrition (trailing 12 months)	8%	12%	-33%
Renewals (trailing 12 months)	46%	52%	-12%

[1] See “Non-IFRS financial measures” in the MD&A

  Commercial Embedded Gross Margin: The decline resulted from the decrease in the customer base compared to the prior period.

Commercial RCE Summary:

	4/1/2021	Additions	Attrition	Failed to renew	3/31/2022	Change

Gas	408,000	7,000	(20,000)	(30,000)	365,000	-11%
Electricity	1,381,000	142,000	(103,000)	(231,000)	1,189,000	-14%
Total Commercial RCEs	1,789,000	149,000	(123,000)	(261,000)	1,554,000	-13%

About Just Energy Group Inc.

Just Energy is a retail energy provider specializing in electricity and natural gas commodities and bringing energy efficient solutions, carbon offsets and renewable energy options to customers. Operating in the United States and Canada, Just Energy serves residential and commercial customers. Just Energy is the parent company of Amigo Energy, Filter Group, Hudson Energy, Interactive Energy Group, Tara Energy, and Terrapass. Visit https://investors.justenergy.com to learn more.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, without limitation, statements with respect to the CCAA proceedings. These statements are based on current expectations that involve several risks and uncertainties which could cause actual results to differ from those anticipated, which risks are described in Part 1A. “Risk Factors” in the Annual Report on Form 10-K. These risks include, but are not limited to, risks with respect to: the ability of the Company to continue as a going concern; the outcome of proceedings under the CCAA and similar proceedings in the United States, including the SISP; the outcome of any potential litigation with respect to the Weather Event, the outcome of any invoice dispute with ERCOT; the Company’s discussions with key stakeholders regarding the CCAA proceedings; the impact of the evolving COVID-19 pandemic on the Company’s business, operations and sales; uncertainties relating to the ultimate spread, severity and duration of COVID-19 and related adverse effects on the economies and financial markets of countries in which the Company operates; the ability of the Company to successfully implement its business continuity plans with respect to the COVID-19 pandemic; the Company’s ability to access sufficient capital to provide liquidity to manage its cash flow requirements; general economic, business and market conditions; the ability of management to execute its business plan; levels of customer natural gas and electricity consumption; extreme weather conditions; rates of customer additions and renewals; customer credit risk; rates of customer attrition; fluctuations in natural gas and electricity prices; interest and exchange rates; actions taken by governmental authorities including energy marketing regulation; increases in taxes and changes in government regulations and incentive programs; changes in regulatory regimes; results of litigation and decisions by regulatory authorities; competition; and dependence on certain suppliers. Additional information on these and other factors that could affect Just Energy’s operations or financial results are included in Just Energy’s annual report on Form 10-K information form and other reports on file with the SEC’s website at www.sec.gov or Canadian securities regulatory authorities which can be accessed through the SEDAR website at www.sedar.com or through Just Energy’s website at investors.justenergy.com.

NON-U.S. GAAP FINANCIAL MEASURES

The financial measures such as “EBITDA”, “Base EBITDA”, “Base Gross Margin”, “Free Cash Flow”, “Unlevered Free Cash Flow” and “Embedded Gross Margin” do not have a standardized meaning prescribed by U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and may not be comparable to similar measures presented by other companies. This financial measure should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow from operating activities and other measures of financial performance as determined in accordance with U.S. GAAP, but the Company believes that these measures are useful in providing relative operational profitability of the Company’s business. Please refer to “Non-U.S. GAAP financial measures in the Just Energy Full Fiscal Year 2022’s Management’s Discussion and Analysis for the Company’s definition of “EBITDA” and other non-U.S. GAAP measures.

FOR FURTHER INFORMATION PLEASE CONTACT:

Michael Carter
Chief Financial Officer
Just Energy
Phone: (905) 670-4440
mcarter@justenergy.com

or

Investors
Michael Cummings
Alpha IR
Phone: (617) 982-0475
JE@alpha-ir.com

Monitor
FTI Consulting Inc.
Phone: 416-649-8127 or 1-844-669-6340
justenergy@fticonsulting.com

Media
Boyd Erman
Longview Communications
Phone: 416-523-5885
berman@longviewcomms.ca

Source: Just Energy Group Inc.

Supplemental Tables:

Financial and Operating Highlights
For the years ended March 31
(thousands of dollars, except where indicated and per share amounts)

	Fiscal 2022	Change	Fiscal 2021
Revenue	$2,154,608	4%	$2,074,828
Base Gross Margin[1]	339,630	(17)%	406,941
Administrative expenses[2]	108,186	(4)%	112,457
Selling commission expenses	83,769	(14)%	97,972
Selling non-commission and marketing expense	51,583	36%	37,796
Provision for expected credit loss	24,242	(6)%	25,712
Reorganization Costs	106,235	167%	39,814
Interest expense	34,868	(46)%	65,167
Impairment of goodwill, intangible assets and other	10,377	(89)%	91,451
Income (Loss) for the period	678,484	NMF [3]	(340,776)
Base EBITDA[1]	73,682	(47)%	139,647
Unlevered free cash flow[1]	(10,739)	(124)%	45,630
EGM Mass Market[1]	845,922	4%	816,077
EGM Commercial[1]	253,306	(13)%	291,195
RCE Mass Markets net adds	54,000	NMF [3]	(176,000)

1 See “Non-U.S. GAAP financial measures” in the MD&A
2 Includes $2.8 million of Strategic Review costs for fiscal 2021.
3 Not a meaningful figure

Balance Sheet

(thousands of dollars)	As at	As at
	March 31,	March 31,
	2022	2021
Assets:
Cash and cash equivalents	$125,755	$171,761
Trade and other receivables, net	308,941	270,538
Total fair value of derivative instrument assets	671,714	26,811
Other current assets	131,570	129,944
Total assets	1,623,814	866,715

Liabilities:
Trade and other payables	$349,923	$310,114
Total fair value of derivative instrument liabilities	26,086	59,758
Total debt	126,419	104,455
Total liabilities	1,429,613	1,346,272

Summary of Cash Flows

For the year ended March 31
(thousands of dollars)

	Fiscal 2022	Fiscal 2021
Operating activities from continuing operations	$(35,110)	$12,357
Investing activities from continuing operations	30,216	(5,516)
Financing activities from continuing operations	(39,402)	142,605
Effect of foreign currency translation	120	1,768
Increase (decrease) in cash	(44,175)	151,214
Cash and cash equivalents – beginning of period	172,666	21,452
Cash and cash equivalents – end of period	$128,491	$172,666